Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Execution Version

Bank Account Pledge Agreement
dated as of May 31, 2024 by and between

Li-Cycle Europe AG Neuhofstrasse 6 6340 Baar Switzerland	(the Pledgor)

and

the Secured Parties (as defined below)	(the Pledgees)

represented by

407147/16197529v10

Bank Account Pledge Agreement

Glencore Canada Corporation
100 King Street West, Suite 6900
Toronto, ON, M5X 1E3
Canada
in its capacity as Collateral Agent under the Note Purchase Agreement (as defined herein), and acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of each of the other Pledgees as their direct representative (direkter Stellvertreter)
(the Collateral Agent)

regarding the pledge of certain bank accounts

Error! Unknown document property name.

Bank Account Pledge Agreement
Table of Contents
1.    Definitions and References    4
1.1    Definitions    4
1.2    References    6
1.3    Conflicts with other Agreements    6
2.    Pledge of Bank Accounts    6
2.1    Object of Pledge    6
2.2    Secured Obligations    7
2.3    Use of Bank Accounts    7
2.4    Notification and Waiver    7
3.    Representations and Warranties    8
4.    Undertakings    8
5.    Enforcement of Pledge    9
6.    Application of Proceeds    10
7.    Security for Third Party Obligations    10
7.1    Waiver of Legal Subrogation and Non-Accessory Security Rights    10
7.2    Limitation of Security    11
8.    Release of Pledge    12
9.    Role of Collateral Agent    13
10.    Reinstatement    13
11.    Duration; Independence    13
12.    Banking Secrecy Waiver    14
13.    General Provisions    14
13.1    No Waiver    14
13.2    Notices    14
13.3    Entire Agreement    15
13.4    Amendments and Waivers    15
13.5    Transfer of Rights and Obligations    15
13.6    Severability    16
14.    Governing Law and Jurisdiction    16
14.1    Governing Law    16
14.2    Place of Jurisdiction    16

3/#NUM_PAGES#

Bank Account Pledge Agreement
Annex 1 - List of Bank Accounts    18
Annex 2 - Form of Notification Letter for Bank Accounts    19
Annex 3 - Form of Acknowledgment and Waiver    21

4/#NUM_PAGES#

Bank Account Pledge Agreement
This bank account pledge agreement (the Agreement) is made as of the date hereof, by and between:
(a)Li-Cycle Europe AG, a corporation (Aktiengesellschaft) incorporated and organized under the laws of Switzerland, registered with the Commercial Register of the Canton of Zug under registration number CHE-276.781.098, with registered office at Neuhofstrasse 6, 6340 Baar, Switzerland, as pledgor (the Pledgor); and
(b)the Secured Parties as pledgees (the Pledgees), represented by:
Glencore Canada Corporation, a corporation incorporated and organized under the laws of the Province of Ontario, Canada, with registered office at 100 King Street West, Suite 6900, Toronto, ON, M5X 1E3, Canada, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of each of the other Pledgees as their direct representative (direkter Stellvertreter) (the Collateral Agent, and together with the Pledgor and the Pledgees, the Parties, and each individually a Party).
Whereas
A.Li-Cycle Holdings Corp. (the Issuer) has entered into an amended and restated note purchase agreement with Glencore Ltd. and the Collateral Agent, dated as of March 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the Note Purchase Agreement), pursuant to which the Issuer has agreed to issue and sell to the Collateral Agent a senior secured convertible note in a principal amount of $75,000,000 maturing on the fifth anniversary of the date of issuance of such senior secured convertible note (the Note).
B.In order to satisfy certain conditions subsequent of the Note Purchase Agreement and in order to provide security for each of the Pledgees, the Pledgor wishes to pledge as security for the Secured Obligations (as defined below) the Pledged Assets (as defined below).
C.The Collateral Agent has been duly appointed under section 9 of the Note Purchase Agreement to act as Collateral Agent and shall act in the name and on behalf of the Pledgees in the execution, delivery and performance of this Agreement and shall exercise the rights of the Pledgees arising hereunder as their direct representative (direkter Stellvertreter).
Now, therefore, the Parties agree as follows:
1.Definitions and References
1.Definitions
Unless defined otherwise herein and except to the extent that the context requires otherwise, capitalized terms used in this Agreement shall have the meanings assigned to them in the Note or the Note Purchase Agreement (as appropriate).

5/#NUM_PAGES#

Bank Account Pledge Agreement
Affiliates has the meaning set forth in the Note.
Agreement means this bank account pledge agreement.
Bank means any bank or branch of a bank located in Switzerland as the account bank with respect to the Bank Accounts.
Bank Accounts means any and all bank accounts the Pledgor holds with a Bank, at the date of this Agreement and in the future, including the accounts specified in Annex 1, but excluding any restricted accounts at the date of this Agreement and in the future, including the restricted accounts specified in Annex 1.
Bank's Security Interests means any prior security interests in a Bank Account in favour of the respective Bank which are created either by law or pursuant to the standard terms and conditions of the respective Bank.
Business Day means a Business Day as defined in the Note, provided that Business Day shall only include any such day commercial banks in Zurich are open for normal business transactions.
CC means the Swiss Civil Code (Schweizerisches Zivilgesetzbuch, ZGB) of December 10, 1907, as amended from time to time (SR 210).
Clause means any clause of this Agreement.
CO means the Swiss Code of Obligations (Schweizerisches Obligationenrecht) dated 30 March 1911, as amended and restated from time to time.
Collateral Agent has the meaning set forth in the introductory paragraph of this Agreement.
DEBA means the Swiss Federal Debt Enforcement and Bankruptcy Act (Bundesgesetz über Schuldbetreibung und Konkurs, SchKG) of April 11, 1889, as amended from time to time (SR 281.1).
Event of Default means any of the events described as "Events of Default" in the Note.
Finance Documents has the meaning given to it in the Note.
Note has the meaning set forth in Whereas Clause A.
Note Purchase Agreement has the meaning set forth in Whereas Clause A.
Parallel Debt has the meaning given to it in the Note Purchase Agreement.
Parties or Party has the meaning set forth in the introductory paragraph of this Agreement.
Pledge has the meaning set forth in Clause 2.1.
Pledged Assets has the meaning set forth in Clause 2.1.

6/#NUM_PAGES#

Bank Account Pledge Agreement
Pledgees has the meaning in the introductory paragraph of this Agreement.
Pledgor has the meaning set forth in the introductory paragraph of this Agreement.
Restricted Obligations has the meaning set forth in Clause 7.2.
Secured Obligations has the meaning given to the term "Obligations" in the Note.
Secured Parties has the meaning assigned to it in the Note Purchase Agreement.
Swiss Maximum Amount has the meaning set forth in Clause 7.2.
2.References
References to any agreement or document shall be construed as references to such agreements or documents as amended, novated, supplemented, extended or restated from time to time.
3.Conflicts with other Agreements
Notwithstanding anything herein to the contrary, the security interest granted to the Pledgees pursuant to this Agreement and the exercise of any right or remedy by the Pledgees with respect to the Pledged Assets hereunder (including any representation and any undertaking) are subject to the provisions of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable. In the event of any conflict or inconsistency between the terms of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable, and the terms of this Agreement, the terms of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable, shall prevail and override anything in this Agreement to the contrary, save if and to the extent that the application of any such terms would affect the validity, ranking, priority or enforceability of the Pledge created under this Agreement.
2.Pledge of Bank Accounts
1.Object of Pledge
(a)The Pledgor hereby agrees to pledge and hereby unconditionally pledges pursuant to articles 899 et seq. CC to each of the Pledgees (each of them individually represented by the Collateral Agent, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name of and on behalf of the other Pledgees all of its current and future rights, claims, benefits and interest in and to the Bank Accounts, including, without limitation, the balances standing to the credit of the Pledgor from time to time (collectively the Pledged Assets) as a first ranking continuing pledge (i.e., each of the Pledgees' pledge being equally in the first rank), free and clear of any pledges, liens, rights of set-off or other third party rights of any nature in favour of third parties except for the Bank's Security Interests if, insofar and for as long as the relevant Bank has not waived its Bank's Security Interests, in which case the security shall serve as a second ranking security (the Pledge), effective as of the date hereof, as security for the Secured Obligations.

7/#NUM_PAGES#

Bank Account Pledge Agreement
(b)The Collateral Agent hereby accepts the Pledge as Pledgee in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name of and on behalf of the other Pledgees.
2.Secured Obligations
The Pledge shall serve as a first ranking and continuing security for the prompt and complete payment, discharge and performance of any and all Secured Obligations, irrespective of (i) any intermediate discharge of any but not all of the Secured Obligations, (ii) any intermediate payment or increase of the amount of all or any part of the Secured Obligations, (iii) any transfer of rights and obligations by novation or otherwise from one Pledgee to another Pledgee under the Finance Documents and (iv) any change, amendment or supplement whatsoever in the Finance Documents unless and until the security is released in full by the Collateral Agent in accordance with the terms of this Agreement.
3.Use of Bank Accounts
(a)As long as the Collateral Agent has not delivered written notice to the Pledgor upon or after an Event of Default has occurred which is continuing, the Pledgees hereby authorize the Pledgor to operate the Bank Accounts in accordance with the Finance Documents, in particular to draw any of the balances standing to the credit of any of the Bank Accounts, freely in the ordinary course of its business.
(b)Upon the occurrence and during the continuation of an Event of Default, the Pledgor shall no longer be entitled to operate the Bank Accounts (including disposing of any of the Pledged Assets) without the Collateral Agent's (acting on behalf of the Pledgees) prior written consent in which case the Collateral Agent (acting on behalf of the Pledgees) may inform the Banks about the expiry of this authorization granted under this Clause 2.3.
4.Notification and Waiver
(a)This Agreement and the security interest created hereunder shall be notified to each Bank. The Pledgor shall prepare and sign a notification letter in relation to the corresponding Bank Accounts, substantially in the form of Annex 2 or as otherwise agreed with the respective Bank and satisfactory to the Collateral Agent (the Notification) and request the signature from the Collateral Agent to any Notification. The Pledgor shall on the date of this Agreement furnish to the Collateral Agent copies of the Notifications including sufficient evidence of dispatch, provided the Pledgor has received the relevant countersignature to such Notification from the Collateral Agent.
(b)Further, the Pledgor shall undertake reasonable endeavors that each of the Banks within 30 Business Days of service of the Notification provides a letter or other written document duly signed by the relevant Bank wherein the relevant Bank (i) acknowledges the Notification and (ii) waives the Bank's Security Interests it may have in relation to the Pledged Assets, substantially in the form of Annex 3 or as otherwise agreed with the respective Bank and satisfactory to the Collateral Agent (the Acknowledgement and Waiver), provided that the Bank's Security Interest shall remain in full force and effect

8/#NUM_PAGES#

Bank Account Pledge Agreement
as a second ranking security interest and shall be automatically reinstated as a first ranking security upon release of the Pledged Assets in accordance with Clause 9 (Release of Pledge), and promptly furnish to the Collateral Agent copies thereof; provided further that the Pledgor’s obligation to undertake reasonable endeavors that each Bank provide an Acknowledgement and Waiver shall cease 30 Business Days after the delivery of the Notification.
(c)Notwithstanding any agreements in relation to the opening of new bank accounts, the Pledgor shall in respect of any new Bank Account which it holds after the date of this Agreement notify the relevant Bank of the Pledge(s) concurrently with the opening of such new Bank Account by a Notification and furnish to the Collateral Agent copies of the Notifications including sufficient evidence of dispatch, provided the Pledgor has received the relevant countersignature to such Notification from the Collateral Agent. In such cases, the Pledgor shall undertake reasonable endeavors that each of the Banks within 30 Business Days of service of the Notification provides an Acknowledgement and Waiver in accordance with paragraph (b) above, provided that the Bank's Security Interest shall remain in full force and effect as a second ranking security interest and shall be automatically reinstated as a first ranking security upon release of the Pledged Assets in accordance with Clause 9, and promptly furnish to the Collateral Agent copies thereof; provided further that the Pledgor’s obligation to undertake reasonable endeavors that such a Bank provide an Acknowledgement and Waiver shall cease 30 Business Days after the delivery of the Notification.
(d)The Collateral Agent is authorized to inform at any time any Bank of the existence of the Pledge and the terms of this Agreement.
3.Representations and Warranties
Without prejudice and in addition to the representations and warranties under the other Finance Documents, the Pledgor hereby represents and warrants to each of the Pledgees that as of the date of this Agreement:
(a)no book-entry securities (Bucheffekten) within the meaning of the Swiss Federal Intermediated Securities Act are deposited in the Bank Accounts;
(b)this Agreement constitutes legal, valid and binding obligations of the Pledgor and, subject to the satisfaction of any applicable perfection requirements (i) creates an effective and perfected Pledge, and (ii) is enforceable against the Pledgor in accordance with its terms; and
(c)the Pledgor is the sole creditor and owner of the existing Pledged Assets, and the Pledged Assets are free and clear of any pledges, liens, encumbrances, rights of set-off or third party rights of any nature (whether in rem or in personam) other than the Pledge and the Bank's Security Interests.

9/#NUM_PAGES#

Bank Account Pledge Agreement
4.Undertakings
Subject to the terms of the Note and the Note Purchase Agreement, the Pledgor hereby undertakes for as long as the Pledge remains in effect:
(a)other than as permitted by this Agreement and the other Finance Documents, not to assign, sell, transfer or otherwise dispose of all or any part of the Pledged Assets or, subject to any Bank's Security Interests create any pledges, liens, rights of set-off or third party rights of any nature relating to its rights, claims, benefits and interest in and to the Bank Accounts;
(b)not to take any action with respect to the Bank Accounts and the Pledged Assets that would, taken as a whole, materially and adversely affect (i) any rights of the Pledgees under this Agreement or any other Finance Document or (ii) the validity and enforceability of the Pledge; and
(c)to promptly deliver to the Collateral Agent any acknowledgment of debt (Schuldschein), which evidences the Pledged Assets (if any), provided that the foregoing undertakings shall not limit or restrict the Pledgor from taking any action which is permitted under the Finance Documents save if and to the extent that such action would affect the validity, ranking, priority, or enforceability of this Pledge.
5.Enforcement of Pledge
(a)In the event that an Event of Default has occurred which is continuing, the Collateral Agent, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name of and on behalf of the other Pledgees, shall have the right, but not the obligation to enforce the Pledge, at its discretion by either:
(i)realizing the Pledge by forced sale pursuant to the DEBA;
(ii)realizing the Pledge without regard to the provisions of the DEBA by private enforcement (private Verwertung) including a discretionary sale (Freihandverkauf) or, to the extent permitted, acquire the Pledged Assets in its own name and on its own account (Selbsteintritt);
(iii)setting off the Pledged Assets against Secured Obligations irrespective of the identity of the creditor of the Secured Obligation; or
(iv)enforcement proceedings pursuant to other applicable laws.
(b)In the course of private enforcement (Private Verwertung), the Collateral Agent, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of the Pledgees, may either sell the Pledged Assets to a third party (Freihandverkauf) or acquire any and all or part of the Pledged Assets on its own or the Pledgees behalf (Selbsteintritt), in each case on arm's length terms. Furthermore,

10/#NUM_PAGES#

Bank Account Pledge Agreement
the Collateral Agent may in its sole discretion apply all monies standing to the credit of the Bank Accounts and the Pledged Assets as though they were proceeds of an enforcement under this Agreement. The Collateral Agent, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of the Pledgees, shall render an account to the Pledgor regarding the private enforcement.
(c)With regard to private enforcement (Private Verwertung), the Pledgor hereby authorizes the Collateral Agent to be its attorney and in the Pledgor's name and on its behalf to execute, deliver and perfect all documents and to do all things that are required or expedient in this respect.
(d)The Parties agree in advance that a sale according to article 130 DEBA (Freihandverkauf) shall be permissible.
(e)Failure by the Collateral Agent or by any other Pledgee to sell Pledged Assets or to exercise any right or remedy including the acceptance of partial or delinquent payments shall not result in any liability of the Collateral Agent or any other Pledgee and shall not prejudice any of the rights the Collateral Agent or any other Pledgee may have under this Agreement or any other Finance Document nor be a waiver of any obligation of the Pledgor hereunder and/or thereunder.
(f)Notwithstanding the foregoing and notwithstanding the provision of article 41 DEBA, the Collateral Agent, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of the Pledgees, is at liberty to institute or pursue the enforcement of the Secured Obligations pursuant to regular debt enforcement proceedings without having first realized the Pledge (waiver of the beneficium excussionis realis).
(g)The Collateral Agent shall be entitled to enforce the Pledge in full or in part only. Partial enforcement shall not affect the Pledge on the remaining Pledged Assets.
(h)The Pledgor hereby agrees that the Collateral Agent can instruct a third party to conduct the enforcement of the Pledge in its name and for its account.
6.Application of Proceeds
Any proceeds received by the Collateral Agent or any other Pledgee under this Agreement, in particular in connection with the enforcement of the Pledge, shall be applied towards satisfaction of the Secured Obligations in accordance with section 9(h) of the Note Purchase Agreement.
7.Security for Third Party Obligations
1.Waiver of Legal Subrogation and Non-Accessory Security Rights
If and to the extent the Secured Obligations are not only owed by the Pledgor but also by third parties, and if and to the extent the Pledgor satisfies the Secured Obligations in full or in part (including by enforcement of the Pledge), the following provisions shall apply:

11/#NUM_PAGES#

Bank Account Pledge Agreement
(a)Until satisfaction of the Secured Obligations in full, the legal subrogation (gesetzlicher Forderungsübergang) pursuant to articles 110, 149 CO (or any other applicable provision) or under any other applicable law shall not apply. For the avoidance of doubt, the claim for indemnity (article 148 para. 2 CO) shall not be affected thereby.
(b)The Pledgor may request the transfer to it of non-accessory security rights (nicht-akzessorische Sicherungsrechte) which have not been provided by the Pledgor only upon satisfaction of the Secured Obligations in full and only if and to the extent the respective security provider has approved the transfer to the Pledgor.
2.Limitation of Security
Notwithstanding anything to the contrary in this Agreement, the obligations of the Pledgor and the rights of the Pledgees and the Collateral Agent under this Agreement are subject to the following limitations:
(a)If and to the extent that the security interest granted by the Pledgor under this Agreement secures obligations of its Affiliates which are not its wholly-owned direct or indirect Subsidiaries (the Restricted Obligations) and if using the proceeds from the enforcement of such security interest to discharge the Restricted Obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven), the repayment of statutory capital reserves (Rückzahlung von gesetzlichen Kapitalreserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by the Pledgor or would otherwise be restricted under then applicable Swiss law, the proceeds from the enforcement of such security interest to be used to discharge the Restricted Obligations shall be limited to the amount of freely disposable equity (frei verwendbares Eigenkapital) (including, without limitation, any statutory reserves which can be transferred into unrestricted distributable reserves) of the Pledgor at the time of enforcement, as determined in accordance with Swiss law and Swiss accounting principles (the Swiss Maximum Amount), provided that this is a requirement under then applicable mandatory Swiss law and it is understood that such limitation shall not free the Pledgor from its obligations in excess of the Swiss Maximum Amount, but that it shall merely postpone the performance date of those obligations until such time or times as performance is again permitted.
(b)Promptly after the enforcement of the security interest granted by the Pledgor under this Agreement (but in any event within not more than 30 Business Days after the relevant request having been made), the Pledgor shall (x) perform any obligations which are not affected by the above limitations, and (y) if and to the extent required by Applicable Law applicable to the Pledgor or reasonably requested by the Collateral Agent:
(i)provide the Collateral Agent with an interim balance sheet audited by the statutory auditors of the Pledgor setting out the Swiss Maximum Amount and confirming that using the proceeds from the enforcement of such security interest to discharge the Restricted Obligations in an amount corresponding to

12/#NUM_PAGES#

Bank Account Pledge Agreement
the Swiss Maximum Amount is in compliance with the provisions of the applicable Swiss law;
(ii)convert restricted reserves into reserves freely available for distribution as dividends (to the extent permitted by mandatory Swiss law); and
(iii)take any further corporate and other action as may be required by law (such as board and shareholders' approvals and the receipt of any confirmations from the Pledgor’s statutory auditors) and other measures reasonably necessary to allow the Collateral Agent to use enforcement proceeds as agreed hereunder with a minimum of limitations.
(c)In relation to the Restricted Obligations, the Pledgor shall (x) use its commercially reasonable efforts to ensure that enforcement proceeds can be used to discharge the Restricted Obligations without deduction of Swiss withholding tax, or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification pursuant to Applicable Law (including tax treaties) rather than payment of Swiss withholding tax; (y) to the extent such notification procedure is not available, the Collateral Agent undertakes to withhold from the enforcement proceeds of the Pledge an amount of Swiss withholding tax at the rate of 35 per cent. (or such other rate as is in force at that time), forward such amount to the Swiss Federal Tax Administration, within 10 Business Days after presentation by the Pledgor to the Collateral Agent of the relevant form of the Swiss Federal Tax Administration, it being specified that the Pledgor shall fill in and prepare the relevant form of the Swiss Federal Tax Administration and submit it to the Collateral Agent for approval, which approval shall not be unreasonably withheld; (z) promptly after a deduction for Swiss withholding tax is made as required by Applicable Law, use its commercially reasonable efforts to ensure that any person which is entitled to a full or partial refund of the Swiss withholding tax deducted from such enforcement proceeds, is in a position to be so refunded and in case it has received any refund of the Swiss withholding tax, pay such refund to the Collateral Agent promptly upon receipt thereof.
(d)If the enforcement of Restricted Obligations would be limited due to the effects referred to in this Clause 7.2, then the Pledgor shall (x) to the extent permitted by Applicable Law, revalue and/or realize any of the Pledgor’s assets that are shown on its balance sheet with a book value that is significantly lower than the market value of such assets, in case of realisation, however, only if such assets are not necessary for the Pledgor’s business (nicht betriebsnotwendig) and (y) reduce the Pledgor’s share/quota capital to the minimum allowed under then Applicable Law.
8.Release of Pledge
(a)The Pledged Assets or, in case of a realization of (part of) the Pledged Assets, the remainder thereof, shall be released from the Pledge and returned to the Pledgor at the cost and risk of the Pledgor if and when (i) all Secured Obligations have been irrevocably paid and discharged in full and no further Secured Obligations are capable of arising in accordance with the terms of the Finance Documents, (ii) any other event

13/#NUM_PAGES#

Bank Account Pledge Agreement
occurs requiring a release of the Pledged Assets or (iii) as permitted by the Finance Documents.
(b)Neither of the Collateral Agent nor the Pledgees will make, and neither of them shall be deemed to have made, any representation or warranty, whether express or implied, with respect to any Pledged Assets released from the Pledge and returned to the Pledgor under this Clause 8, except that at the date of such release of the Pledged Assets from the Pledge, such Pledged Assets are free and clear of any third-party rights arising from the Collateral Agent's acts.
9.Role of Collateral Agent
(a)The Collateral Agent hereby confirms that each of the other Pledgees has appointed and each new Secured Party will appoint the Collateral Agent to act as its representative under and in connection with this Agreement pursuant to section 9(c) of the Note Purchase Agreement. In particular, each of the Pledgees has authorized, and each of the persons becoming a new Pledgee subsequent to this Agreement will authorize the Collateral Agent to exercise the rights, powers, authorities and discretions specifically given to the Collateral Agent under or in connection with this Agreement together with any other incidental rights, powers, authorities and discretions. The Pledgor acknowledges such rights and powers.
(b)The Collateral Agent performs its rights and obligations under this Agreement and exercises the rights and obligations of the Pledgees hereunder in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name of and on behalf of the other Pledgees as direct representative (direkter Stellvertreter) and any action with respect to this Agreement taken by the Collateral Agent shall be construed as binding upon the Collateral Agent and each of the other Pledgees.
10.Reinstatement
Where any discharge in respect of the Secured Obligations is made, in whole or in part, and any amount paid pursuant to any such discharge is avoided or reduced as a result of insolvency or any similar events, the respective Pledgees will have or continue to have a Secured Obligation and, in case the Pledged Assets have been released from the Pledge, the Pledgor shall undertake all actions that are necessary for the reinstatement of the Pledge, in particular the Pledgor shall redeliver the Pledged Assets. Such reinstatement shall, to the extent required, include a reinstatement of this Agreement and the Pledge shall continue as if there had been no discharge in respect of such Secured Obligations.
11.Duration; Independence
(a)The Pledge shall not cease to exist if the Secured Obligations have been discharged only partially or temporarily.
(b)This Agreement shall create a continuing Pledge and no change, amendment, restatement or supplement whatsoever in the Finance Documents or in any document or agreement related to any of the other Finance Documents shall affect the validity or

14/#NUM_PAGES#

Bank Account Pledge Agreement
the scope of this Agreement and the Pledge nor the obligations which are imposed on the Pledgor pursuant to it.
(c)This Agreement and the Pledge are independent from any other security interest or guarantee which may have been or will be entered into for the benefit of the Collateral Agent or any other Pledgee. None of such other security interest or guarantee shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement or the Pledge.
12.Banking Secrecy Waiver
The Collateral Agent is hereby authorized vis-à-vis the Banks, irrevocably for as long as the Pledge exists, to obtain at any time from the Banks all requested information regarding the Bank Accounts held with the relevant Bank.
13.General Provisions
1.No Waiver
No failure or delay by any Party in exercising any right, power or privilege granted under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
2.Notices
(a)All notices or other communications to be given under or in connection with this Agreement shall be made in writing and shall be delivered by hand, by registered mail (return receipt requested), by an internationally recognized courier, and with respect to notices or other communications addressed to the Collateral Agent, unless otherwise instructed by the Collateral Agent, by e-mail to the following addresses:
if to the Collateral Agent to:

Address:	Glencore Canada Corporation, 100 King Street West Suite 6900 Toronto, ON, M5X 1E3, Canada
Email:	[XXX]
Attention:	Legal Department

with a copy to:
Address:	Glencore International AG Baarermattstrasse 3, 6340 Baar, Switzerland
Email:	[XXX]
Attention:	General Counsel

with a copy to:

15/#NUM_PAGES#

Bank Account Pledge Agreement

Address:	Weil, Gotshal & Manges LLP 767 5th Avenue New York, NY 10153
Email:	[XXX]
Attention:	Justin Lee, Heather Emmel, David Avery-Gee, Nitin Konchady

if to Pledgor to:

Address:	Li-Cycle Europe AG, Neuhofstrasse 6, 6340 Baar, Switzerland
Email:	[XXX]
Attention:	Jens Emrich

Address:	Li-Cycle Holdings Corp., 207 Queens Quay West, Suite 590 Toronto, Ontario M5J 1A7, Canada
Email:	[XXX]
Attention:	Ajay Kochhar

with a copy to:
Address:	Freshfields Bruckhaus Deringer LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007
Email:	[XXX]
Attention:	Andrea M. Basham, Allison R. Liff

or any substitute address or fax number as a party may notify to the other in accordance with the above by not less than five days' notice.
(b)Any notice to be given hereunder shall be given prior to the expiry of a term or deadline set forth in this Agreement or by applicable law, or the notice shall be deemed null and void. All notices, communications, documents or other information shall be effective upon receipt by the party to whom it is addressed irrespective of whether received prior to or after the expiry of such term or deadline (provided that the notice was timely and duly given in accordance with this Clause 13.2).
3.Entire Agreement
This Agreement, including the annexes and any other documents referred to herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written agreements or understandings of the Parties relating hereto. All references to this Agreement shall be deemed to include the annexes hereto.

16/#NUM_PAGES#

Bank Account Pledge Agreement
4.Amendments and Waivers
This Agreement (including this Clause 13.4) may only be modified or amended by a document signed by all Parties. Any provision contained in this Agreement may only be waived by a document signed by the Party waiving such provision.
5.Transfer of Rights and Obligations
(a)The Pledgor may not transfer or assign this Agreement or any rights or obligations hereunder without prior written consent of the Collateral Agent.
(b)The Pledgees may transfer and assign any rights hereunder in accordance with the Note Purchase Agreement without the consent of the Pledgor or any other person to any third party.
(c)Each new Secured Party which has become a party to the Note Purchase Agreement shall automatically become a party hereto (Vertragspartei), and thereby assume all rights and obligations of the Pledgees, to the extent that an existing Secured Party has transferred all or parts of its rights and obligations under the Note Purchase Agreement to that new Secured Party, and with such accession hereto each such new Secured Party automatically accepts its representation by the Collateral Agent pursuant to Clause 9 (Role of Collateral Agent). In case of a complete transfer of all of an existing Secured Party's rights, benefits and obligations in accordance with the Note Purchase Agreement, that existing Secured Party shall cease to be a party to this Agreement. The Pledgor explicitly consents to such a transfer of a contractual position (Vertragsübernahme).
6.Severability
Should any part or provision of this Agreement be, be held, or become illegal, invalid or unenforceable in any respect by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the legality, validity or enforceability of the remaining provisions of this Agreement shall nonetheless remain legal, valid and enforceable and not in any way be affected or impaired. In such case, the Parties shall replace the illegal, invalid or unenforceable provision with such valid and enforceable provision which best reflects the commercial and legal purpose of the replaced provision and shall execute all agreements and documents required in this connection.
14.Governing Law and Jurisdiction
1.Governing Law
This Agreement and the Pledge shall be governed by and construed in accordance with the substantive laws of Switzerland.

17/#NUM_PAGES#

Bank Account Pledge Agreement
2.Place of Jurisdiction
(a)The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to the Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the city of Zurich, Switzerland.
(b)The Collateral Agent and each of the other Pledgees shall have the right to institute legal proceedings against the Pledgor before any other competent court or authority, in which case Swiss law shall nevertheless be applicable as provided in Clause 14.1.
[Signatures on next page]

18/#NUM_PAGES#

Pledgor: Li-Cycle Europe AG

/s/ Elewout Steven J. Depicker        /s/ Udo Schleif_________________

Elewout Steven J. Depicker            Udo Schleif
Director                Director

Pledgees and Collateral Agent:

Glencore Canada Corporation

in its capacity as Collateral Agent under the Finance Documents, and acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of each of the other Pledgees as their direct representative (direkter Stellvertreter)

/s/ Adam Luckie_____________

Name: Adam Luckie
Function: Authorised Signatory
[Signature page of the Bank Account Pledge Agreement]

Error! Unknown document property name.

Bank Account Pledge Agreement
Annex 1 - List of Bank Accounts
[XXX]

20/#NUM_PAGES#

Bank Account Pledge Agreement
Annex 2 - Form of Notification Letter for Bank Accounts
[Letterhead of Pledgor]
To: [Account Bank]
[insert place and date]
Notification of Pledge
Dear Madam or Sir
Reference is made to the following bank accounts held by Li-Cycle Europe AG (the Pledgor) with you (the Bank Accounts):

[IBAN]	[Currency]

You are hereby notified that the Pledgor and Glencore Canada Corporation, in its capacity as Collateral Agent (the Collateral Agent) acting in its own name and on his own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of certain pledgees (direkter Stellvertreter), have entered into a bank account pledge agreement (the Agreement). Thereby, the Pledgor has pledged to the Collateral Agent and the Pledgees (as defined in the Agreement) all of its rights, claims, benefits and interest in and to the Bank Accounts, including, without limitation, the Bank Account balances standing to the credit of the Pledgor from time to time (the Pledged Assets).
Until you are informed by the Collateral Agent otherwise, the Pledgor is entitled to operate the Bank Accounts freely, in particular to draw any of the balances standing to the credit of any of the Bank Accounts.
According to the Agreement, upon the declaration by the Collateral Agent of an event of default which is continuing, the Collateral Agent has the right, inter alia, (i) to notify you of the occurrence of such event of default, and (ii) to freely dispose of the Pledged Assets and give respective instructions to you without any restrictions (the Instructions).
You may fully – without any responsibility on your side – rely on the Instructions sent to you on the letterhead of the Collateral Agent, whether delivered in form of an original or of a copy and you are released from any duty to verify the signature power of any individual that has signed the Instruction or any subsequent instruction on behalf of the Collateral Agent in relation to the Pledged Assets.
Until receipt of the Instructions, any interest payment and other payment relating to the Pledged Assets may be credited to the Bank Accounts. Upon receipt of the Instructions you may only validly discharge your obligations in respect of the Pledged Assets by payment/transfer in accordance with the Instructions received from the Collateral Agent.

21/#NUM_PAGES#

Bank Account Pledge Agreement
Under the Agreement, the Pledgor has waived any secrecy rights in relation to the Pledged Assets for the benefit of the Collateral Agent. We hereby authorize and instruct you to disclose, upon request of the Collateral Agent, any information relating to the Pledged Assets to the Collateral Agent.
We hereby ask you, for the benefit of the Collateral Agent, to irrevocably waive all rights of pledge, of set-off and any other security rights you have over the Pledged Assets, as long as the above-mentioned pledge is in effect.
Please find enclosed a respective declaration which we kindly ask you to return duly signed to the Pledgor in order to acknowledge your consent to the above mentioned waiver and the matters set forth therein.

Li-Cycle Europe AG as Pledgor
Elewout Steven J. Depicker Director	Udo Schlief Director
Glencore Canada Corporation
as Collateral Agent acting in its own name and on his own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of certain pledgees (direkter Stellvertreter)

Name: Adam Luckie
Function: Authorised Signatory

22/#NUM_PAGES#

Bank Account Pledge Agreement
Annex 3 - Form of Acknowledgment and Waiver
[Letterhead of Bank]
To:     Li-Cycle Europe AG
Neuhofstrasse 6
6340 Baar
Switzerland
Copy:    [Collateral Agent]
[Insert place, date]
Account no [IBAN] in the name of Li-Cycle Europe AG (the "Bank Accounts")
Acknowledgment of Pledge and Waiver
Dear Sirs,
We have taken due notice of the notification of pledge of [date] in relation to the Bank Accounts (the Notification). The terms defined in the Notification shall have the same meaning herein. The Notification shall be an integral part of this letter of acknowledgment and waiver.
Capitalised terms used but not defined in this acknowledgment shall have the meaning assigned to such term in the Notification.
We hereby
take due note of the pledge mentioned in your Notification;
acknowledge that upon receipt of the Instructions we may only validly discharge our obligations in respect of the Pledged Assets by payment/transfer in accordance with the Instructions received from Glencore Canada Corporation as Collateral Agent (the Collateral Agent);
take due note that we may fully – without any responsibility on our side – rely on the Instructions made on the letterhead of the Collateral Agent, whether delivered in form of an original or of a copy and we are released from any duty to verify the signature power of any individual that has signed the letter of instruction or any subsequent instruction on behalf of the Collateral Agent in relation to the Pledged Assets;
take due note Li-Cycle Europe AG has waived any secrecy rights in relation to the Pledged Assets for the benefit of the Collateral Agent (in its capacity as Collateral Agent only) and has authorized and instructed us to disclose, upon request of the Collateral Agent, any information relating to the Pledged Assets to the Collateral Agent;
irrevocably waive all rights of pledge, of set-off and any other security rights we have over the Pledged Assets, as long as the pledge is in effect; and
confirm that to our knowledge no security or security interest exists in favor of a third party on, over or with respect to the Pledged Assets.

23/#NUM_PAGES#

Bank Account Pledge Agreement
This acknowledgement and waiver is for the benefit of the pledgees represented by the Collateral Agent and we will not rescind, amend or waive any acknowledgement or agreement set out in this letter without the prior written consent of the Collateral Agent.

[Bank]

Name: Function:	Name: Function:

24/#NUM_PAGES#